As filed with the Securities and Exchange Commission on May 30, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Epizyme, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	26-1349956
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Technology Square

Cambridge, Massachusetts 01239

(617) 229-5872

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

copies to:

David E. Redlick, Esq. Rosemary G. Reilly, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Andrew S. Williamson, Esq. Brent B. Siler, Esq. Brian F. Leaf, Esq. Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-187982

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	985,550 shares	$15.00	$14,783,250	$2,017

(1)	Includes 128,550 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.
(2)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Epizyme, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-187982), which was declared effective by the Commission on May 30, 2013, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 30th day of May, 2013.

Epizyme, Inc.

By:	/s/ Robert J. Gould
	Name:	Robert J. Gould, Ph.D.
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Gould Robert J. Gould, Ph.D.	Director, President and Chief Executive Officer (Principal Executive Officer)	May 30, 2013

/s/ Jason P. Rhodes Jason P. Rhodes	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2013

* Carl Goldfischer, M.D.	Director	May 30, 2013

* Thomas Daniel, M.D.	Director	May 30, 2013

* David M. Mott	Director	May 30, 2013

* Richard F. Pops	Director	May 30, 2013

* Beth Seidenberg, M.D.	Director	May 30, 2013

* Kazumi Shiosaki, Ph.D.	Director	May 30, 2013

* By:	/s/ Robert J. Gould
Robert J. Gould, Ph.D., Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of WilmerHale

23.1	Consent of WilmerHale (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24.1*	Powers of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-187982) filed with the Commission on April 18, 2013.